                                                                     EXHIBIT 4.4

                    EFFECTIVENESS AGREEMENT dated as of February 14, 1997 (this
               "Effectiveness Agreement"), among JACOR COMMUNICATIONS COMPANY, a Florida corporation (the "Company"), the lenders listed on
               Schedule 1 hereto as Departing Lenders (the "Departing Lenders"), Continuing Lenders (the "Continuing Lenders") and Additional Lenders (the "Additional Lenders", and collectively with the Departing Lenders and the Continuing Lenders, the "Lenders"), and THE CHASE MANHATTAN BANK, as Administrative Agent, BANQUE PARIBAS, as Documentation Agent, and BANK OF AMERICA ILLINOIS, as Syndication Agent, in each case under the Credit Agreement (the "Credit Agreement") dated as of June 12, 1996, among the Company, the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent, as amended.


          WHEREAS the Company has requested, and the Lenders, the Issuing Banks and the Agents have agreed, upon the terms and subject to the conditions set forth herein, that the Credit Agreement be amended and restated as provided herein effective upon satisfaction of the conditions set forth in Section 7 below;

          NOW, THEREFORE, the Company, each of the Lenders, each of the Issuing Banks, the Administrative Agent, the Documentation Agent and the Syndication Agent hereby agree as follows:

          SECTION 1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the form of amended and restated Credit Agreement attached as Exhibit A hereto (the "Restated Credit Agreement").

          SECTION 2. EFFECTIVENESS DATE. (a) The transactions provided for in Sections 3, 4, 5 and 6 hereof shall be consummated at a closing (the "Closing") to be held on the Effectiveness Date (as hereinafter defined) at the offices of Cravath, Swaine & Moore, or at such other time and place as the parties shall agree.

          (b) The "Effectiveness Date" shall be specified by the Company and shall be a date not later than February 28, 1997, as of which all the conditions set forth or referred to in Section 7 hereof shall have been satisfied. The Company shall give not less than one Business Day's written notice proposing a date as the Effectiveness Date to the Administrative Agent, which shall send copies of such notice to the Lenders. This Effectiveness Agreement shall terminate at 5:00 p.m. (New York time) on February 28, 1997, if the Effectiveness Date shall not have occurred at or prior to such time.

          SECTION 3. AMENDMENT AND RESTATEMENT OF THE CREDIT AGREEMENT. The Credit Agreement (including all Exhibits and Schedules thereto) is hereby amended and restated, effective as of the Effectiveness Date (subject to the satisfaction of the conditions set forth in Section 7 below), to read in its entirety as set forth in Exhibit A hereto, and the form of Mortgage attached as Exhibit C to the Credit Agreement is hereby amended and restated, effective as of the Effectiveness Date (subject to the conditions set forth in Section 7 below), to read in its entirety as set forth in Exhibit B hereto. Each Exhibit referred to in the Restated Credit Agreement, other than the form of Mortgage, shall remain unchanged. As used in the Credit Agreement, the terms "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and restated pursuant to this Effectiveness Agreement. As used in the Loan Documents, the term "Credit Agreement" shall, unless the context otherwise requires, mean the Credit Agreement as amended and restated pursuant to this Effectiveness Agreement.

          SECTION 4. DELIVERY OF NOTES. On or prior to the Effectiveness Date, the Lenders shall deliver to the Administrative Agent, for delivery to and cancelation by the Company, all notes issued by the Company under the Credit Agreement and then held by them (collectively, the "Notes"). Each Lender that fails so to deliver any of its Notes hereby agrees to indemnify the Company for any loss resulting from such failure. Upon the effectiveness of the Restated Credit Agreement, the Administrative Agent shall release and deliver the Notes to the Company for cancelation.

          SECTION 5. FEES AND EXPENSES. On the Effectiveness Date, on or before the effectiveness of the Restated Credit Agreement, the Company shall pay to the Administrative Agent (a) for its own account all fees and other amounts owed to it as of the Effectiveness Date, (b) for the account of each Lender
(i) an amendment fee equal to 0.125% of the aggregate amount of such Lender's Commitments as in effect immediately prior to the Closing (such Lender's "Existing Commitments"), (ii) an upfront fee equal to 0.250% of the aggregate amount of any increase in such Lender's Commitments after giving effect to the Closing or, in the case of any Additional Lender, of the aggregate amount of such Lender's Commitments, (iii) all unpaid fees accrued to but excluding the Effectiveness Date for the account of such Lender under Section 2.11 of the Credit Agreement, (iv) all unpaid interest accrued to but excluding the Effectiveness Date in respect of the Loans of such Lender outstanding under the Credit Agreement and (v) any amount due to such Lender under Section 3.4 of the Credit Agreement in connection with any reduction of its outstanding Loans as a result of the transactions contemplated by Section 6 below (deeming any such reduction of any such Loan to be a prepayment of the subject Loan for purposes of such Section 3.4), and (c) for the account of each applicable payee, all expenses due and payable under the Restated Credit Agreement on or before the Effectiveness Date in connection with the Loan Documents to be delivered on the Effectiveness Date or otherwise, including, without limitation, the reasonable fees and expenses accrued and invoiced through the Effectiveness Date of Cravath, Swaine & Moore and any other counsel retained by any Agent.

          SECTION 6. REPAYMENT OF TERM A LOANS; ASSIGNMENT. (a) On the Effectiveness Date, upon the effectiveness of the Restated Credit Agreement and subject to the terms and conditions thereof, the Additional Lenders and the Continuing Lenders having Revolving Loan Commitments under the Restated Credit Agreement shall make, and the Company shall borrow, the Revolving Loans requested by the Borrower to be made on the Effectiveness Date. The Company hereby directs the Administrative Agent to apply the proceeds of such Revolving Loans to repay Term A Loans in the amount of the difference on the Effectiveness Date between the aggregate amount of the Term A Loans outstanding immediately prior to the effectiveness of the Restated Credit Agreement and the aggregate amount of the Term A Loan Commitments under the Restated Credit Agreement. Such payments shall be made ratably among the Lenders in accordance with the principal amounts of their respective Term A Loans.

          (b) On the Effectiveness Date, upon the effectiveness of the Restated Credit Agreement and subject to the conditions referred to in Section 7 below,
(i) each of the Departing Lenders and certain Continuing Lenders shall assign to the other Continuing Lenders and Additional Lenders, and each of such other Continuing Lenders and Additional Lenders shall purchase from the Departing Lenders and such Continuing Lenders, at the principal amount thereof, such interests in the Loans outstanding on such date that are not being repaid pursuant to paragraph (a) above as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans will be held by the Continuing Lenders and Additional Lenders ratably in accordance with the Term A Loan Commitments, Term B Loan Commitments and Revolving Commitments, respectively, as set forth on Schedule 1 to the Restated Credit Agreement. Such assignments shall be made ratably among the Lenders in accordance with the principal amounts of their respective commitments and holdings of outstanding
Loans.   Such assignments and purchases shall be without recourse or representation, except that each assigning Lender shall be deemed to have represented that it is the legal and beneficial owner of the interests assigned by it free and clear of any adverse claim. Concurrently with the effectiveness of such assignments and purchases, the Departing Lenders shall cease to be parties to the Credit Agreement and shall be released from all further obligations thereunder and shall have no further rights to or interest in any of the Collateral; PROVIDED, HOWEVER, that the Departing Lenders shall continue to be entitled to the benefits of all yield protection, expense reimbursement and indemnity provisions contained in the Credit Agreement as in effect immediately prior to the Closing. The interest rate applicable to any portion of any Eurodollar Loan so assigned to any Continuing Lender or any Additional Lender on the Effectiveness Date shall be increased until the termination of the Interest Period applicable thereto on the Effectiveness Date by an amount equal to the difference, if positive, as determined by the Administrative Agent (which determination shall be conclusive absent manifest error), between the Eurodollar Base Rate that would apply to a Loan made on the Effectiveness Date for an interest period as close as is available to the period extending from the Effectiveness Date to the last day of such Interest Period and the Eurodollar Base Rate initially used to determine such interest rate.

          (c) On the Effectiveness Date, upon the effectiveness of the Restated Credit Agreement (i) each Additional Lender and each Continuing Lender that is purchasing interests in outstanding Loans pursuant to paragraph (b) above shall pay the purchase price for the interests purchased by it pursuant to such paragraph (b) by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 Noon (New York time) and (ii) the Administrative Agent shall pay to each Departing Lender and to each Continuing Lender that is assigning interests in outstanding Loans pursuant to paragraph (b) above, out of the amounts received by it pursuant to clause (i) of this paragraph (c), the purchase price for the interests assigned by it pursuant to such paragraph (b) by wire transfer of immediately available funds to the account designated by such Lender to the Administrative Agent not later than 5:00 p.m. (New York time). The Company agrees that if any Lender shall default in the payment of any amount due from it under this Section 6, the Company shall promptly pay the defaulted amount to the Administrative Agent by wire transfer of immediately available funds, together with interest on such amount at the Base Rate from the Effectiveness Date to the date of payment. Upon any such payment by the Company, (i) the Company shall be subrogated to all rights of the assigning Lender against the defaulting Lender and (ii) the Company shall have the right, at the defaulting Lender's expense, upon notice to the defaulting Lender and to the Administrative Agent, to require such defaulting Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 12.3 of the Restated Credit Agreement) all its interests, rights and obligations under the Restated Credit Agreement to another financial institution which shall assume such interests, rights and obligations; PROVIDED that (A) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (B) the assignee shall pay to the defaulting Lender, in immediately available funds on the date of such assignment, the outstanding principal of and interest accrued to the date of payment on the Loans made or deemed made by such defaulting Lender under the Restated Credit Agreement, if any, and all other amounts accrued for such defaulting Lender's account or owed to it under the Restated Credit Agreement.

          (d) The Company hereby consents to the assignments and purchases provided for in paragraphs (b) and (c) above and agrees that each Additional Lender and Continuing Lender shall have all the rights of a Lender under the Restated Credit Agreement with respect to the interests purchased by it pursuant to such paragraphs.

          SECTION 7. CONDITIONS. The consummation of the transactions set forth in Sections 3, 4, 5 and 6 of this Effectiveness Agreement shall be subject to the satisfaction of the following conditions precedent:

          (a) Receipt by the Administrative Agent of the following documents, each dated as of the Effectiveness Date, in form and substance satisfactory to the Lenders:

               (i) EFFECTIVENESS AGREEMENT. The Company shall have duly executed and delivered this Effectiveness Agreement to the Administrative Agent.

               (ii) REAFFIRMATION AGREEMENT. The Parent, the Company and each of its Subsidiaries which is party to any Collateral Document shall have duly executed and delivered to the Administrative Agent the Reaffirmation Agreement in the form of Exhibit C hereto.

               (iii) CASH COLLATERAL ACCOUNT AGREEMENT. The Company shall have duly executed and delivered to the Administrative Agent the Cash Collateral Account Agreement in the form of Exhibit D hereto.

          (b) OPINIONS OF COUNSEL. The Administrative Agent and each Lender shall have received a legal opinion, each dated the Effectiveness Date, from Graydon, Head and Ritchey, from Weil, Gotshal & Manges LLP and from Maguire, Voorhis & Wells, P.A., each counsel to the Parent, the Company and its Subsidiaries, each in form and substance acceptable to the Agents.

          (c) CORPORATE DOCUMENTS AND CORPORATE STRUCTURE. The Administrative Agent and each Lender shall have received copies of the certificate of incorporation of the Parent and the Company, each as amended, modified or supplemented to the Effectiveness Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than ten days prior to the Effectiveness Date, together with a copy of a good standing certificate from each such Secretary of State and a good standing certificate from the Secretary of State (or the equivalent thereof) of each other State in which each of them is required to be qualified to transact business, each to be dated a date not more than ten days prior to the Effectiveness Date.

          (d) CERTIFIED RESOLUTIONS, ETC. The Administrative Agent and each Lender shall have received:

               (i) a certificate of the Secretary or Assistant Secretary of each of the Parent and the Company dated the Effectiveness Date certifying (A) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents,
          (B) the bylaws of such Person as in effect on the Effectiveness Date,
          (C) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of all the Loan Documents executed by such Person on the Effectiveness Date and
          (D) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State; and

               (ii) a certificate of the Secretary or Assistant Secretary of each Subsidiary of the Company that is party to the Reaffirmation Agreement (which certificates may be combined in a single certificate for all such Subsidiaries) dated the Effectiveness Date and certifying
          (A) the names and true signatures of the incumbent officers of such Subsidiary authorized to sign the Reaffirmation Agreement and (B) as to corporate authority and the due authorization, execution and delivery of the Reaffirmation Agreement by such Subsidiary.

          (e) OFFICER'S CERTIFICATE. The Administrative Agent and each Lender shall have received a certificate executed by an Authorized Officer of the Company dated the Effectiveness Date stating that (A) all the representations and warranties of the Company and its Subsidiaries contained in the Loan Documents are true and correct (other than representations and warranties that expressly speak only as of a different date), (B) after giving effect to the execution and delivery of the Loan Documents to be delivered on the Effectiveness Date by the Parent, the Company and its Subsidiaries, the funding of the initial Loans and the consummation of the other Transactions to be consummated on or before the Effectiveness Date, no Default or Unmatured Default shall have occurred and be continuing. The Administrative Agent and each Lender shall have received a certificate executed by an Authorized Officer of the Parent dated the Effectiveness Date stating that all the representations and warranties of the Parent contained in the Loan Documents to which it is a party are true and correct (other than representations and warranties that expressly speak only as of a different date).

          (f) CONSENTS, LICENSES, APPROVAL, ETC. All consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Parent, the Company and its Subsidiaries of the Loan Documents to be delivered on the Effectiveness Date or the validity or enforceability hereof or thereof, or in connection with any of the transactions effected pursuant hereto or thereto, shall have been obtained by the Parent, the Company and its Subsidiaries and be in full force and effect.

          (g) FINANCIAL STATEMENTS. The Administrative Agent and each Lender shall have received the audited consolidated financial statements of the Parent and its Subsidiaries for the fiscal years ended December 31, 1993, December 31, 1994, and December 31, 1995 and the unaudited consolidated financial statements of the Parent and its Subsidiaries for the fiscal period ended on September 30, 1996.

          (h) PRO FORMA BALANCE SHEET, ETC. The Administrative Agent and each Lender shall have received PRO FORMA consolidated and consolidating financial statements of the Parent and its Subsidiaries as of and for the four-fiscal-quarter period ended on September 30, 1996, giving effect to the Transactions to be effected on the Effectiveness Date, the issuance and repayment of all indebtedness issued or repaid after September 30, 1996 and on or prior to the Effectiveness Date, the acquisition and disposition of all assets acquired or disposed of after September 30, 1996 and on or prior to the Effectiveness Date and the payment or accrual of all costs and expenses incurred in connection therewith as if such transactions had occurred on the first day of such period, certified, to the best of such officer's knowledge and belief, by an Authorized Officer of the Company and including a calculation, certified by an Authorized Officer of the Company, showing compliance with each of the financial ratios set forth in
     Section 6.3 of the Restated Credit Agreement as of and for the four-fiscal-quarter period ended on September 30, 1996, based upon such PRO FORMA financial statements.

          (i) LEVERAGE RATIO AND SENIOR LEVERAGE RATIO AS OF THE EFFECTIVENESS DATE. For the twelve-month period ended September 30, 1996, the Leverage Ratio shall be less than or equal to 6.5 to 1.0 and the Senior Leverage Ratio shall be less than or equal to 5.0 to 1.0, in each case as
     (i) determined on a PRO FORMA consolidated basis after giving effect to the Transactions as if they occurred on the first day of such period and
     (ii) evidenced by a certificate of an Authorized Officer of the Company.

          (j) SOLVENCY. The Administrative Agent and each Lender shall have received a certificate signed by an Authorized Officer of each of the Parent and the Company, as applicable, containing satisfactory conclusions as to the Solvency of the Parent, the Company and each of its Subsidiaries (other than the Excluded Subsidiaries) as of the Effectiveness Date after giving effect to the Transactions.

          (k) LITIGATION. The Lenders shall have determined that there exists no material pending or threatened litigation or other proceedings involving the Parent, the Company or any of its Subsidiaries except for such material litigation or proceedings disclosed on Schedule 5.7 to the Restated Credit Agreement and with respect to which the Parent or the Company has established full reserves in its financial statements delivered to the Administrative Agent and the Lenders pursuant to paragraph (g) above.

          (l) CONDITIONS TO ALL CREDIT EVENTS. Each of the conditions precedent set forth in Section 4.1 of the Restated Credit Agreement (other than that set forth in Section 4.1(f) thereof) shall be satisfied on the Effectiveness Date.

          (m) ADDITIONAL MATTERS. The Administrative Agent and each Lender shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by the Administrative Agent or any Lender, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

          SECTION 8. EFFECTIVENESS. This Effectiveness Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall have been received by the Administrative Agent. This Effectiveness Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Company, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Issuing Banks and the Lenders.

          SECTION 9. NOTICES. All notices hereunder shall be given in accordance with the provisions of Section 9.1 of the Restated Credit Agreement.

          SECTION 10. APPLICABLE LAW. THIS EFFECTIVENESS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 11. COUNTERPARTS. This Effectiveness Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

          SECTION 12. EXPENSES. The Company shall reimburse each Agent for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for such Agent, which attorneys may be employees of such Agent) paid or incurred by such Agent in connection with this Effectiveness Agreement or the Restated Credit Agreement, including, without limitation, the reasonable fees and expenses of Cravath, Swaine & Moore.

                              JACOR COMMUNICATIONS COMPANY

                              By    /s/ R. Christopher Weber
                                -------------------------------------------
                              Title    Senior Vice President
                                   ----------------------------------------

                              50 E. RiverCenter Blvd.
                              12th Floor
                              Covington, KY 41011
                              Facsimile:  (606) 655-9348

                              Attention:  R. Christopher Weber


                              THE CHASE MANHATTAN BANK,
                              Individually and as Administrative Agent and Issuing Bank

                              By    /s/ Lawrence Palumbo, Jr.
                                -------------------------------------------
                              Title    Vice President
                                   ----------------------------------------

                              THE CHASE MANHATTAN BANK
                              Administrative Agent
                              270 Park Avenue
                              New York, New York 10017

                              BANQUE PARIBAS,
                              Individually and as Documentation Agent
                              and Issuing Bank

                              By     /s/ Steven M. Heinen
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              By     /s/ Karen E. Coons
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              227 West Monroe Street
                              Suite 3300
                              Chicago, Illinois 60606
                              Facsimile: (312) 853-6020
                              Attention: Steve Heinen
                                         Mark Radzik

                              Banque Paribas, Media Group
                              Equitable Tower
                              787 7th Avenue
                              32nd Floor
                              New York, New York 10019
                              Facsimile:  (212) 841-2369
                              Attention:  Eileen Burke
                                          Salo Aizenberg

                              BANK OF AMERICA ILLINOIS,
                              Individually and as Syndication Agent
                              and Issuing Bank

                              By     /s/ Eric A. Schubert
                                -------------------------------------------
                              Title     Managing Director
                                   ----------------------------------------

                              231 South La Salle Street
                              14th Floor
                              Chicago, Illinois  60697
                              Facsimile:  (312) 828-3555
                              Attention:  Kevin Morrison

                              ABN AMRO BANK N.V

                              By     /s/ James J. Johnston
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              By     /s/ Mary L. Honda
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              135 South La Salle Street, Suite 425
                              Chicago, Illinois 60674-9135
                              Facsimile:  (312) 606-8425
                              Attention:  Joanna Riopelle and
                                          James Johnston


                              THE BANK OF NEW YORK

                              By     /s/ Brendan Nedzi
                                -------------------------------------------
                              Title     Senior Vice President
                                   ----------------------------------------

                              One Wall Street, 16th Floor
                              New York, New York 10286
                              Facsimile:  (212) 635-8593
                              Attention:  Brendan Nedzi


                              THE BANK OF NOVA SCOTIA

                              By     /s/ Vincent J. Fitzgerald, Jr.
                                -------------------------------------------
                              Title     Authorized Signatory
                                   ----------------------------------------

                              One Liberty Plaza
                              New York, New York 10006
                              Facsimile:  (212) 225-5090
                              Attention:  Paul Weissenberger


                              CAISSE NATIONALE DE CREDIT AGRICOLE

                              By     /s/ David Bouhl, F.V.P.
                                -------------------------------------------
                              Title     Head of Corporate Banking Chicago
                                   ----------------------------------------

                              55 East Monroe Street
                              Chicago, Illinois 60603-5702
                              Facsimile:  (312) 372-2830
                              Attention:  Leslie McMillan

                              C.I.B.C., INC.

                              By     /s/ Reid J. Murray
                                -------------------------------------------
                              Title     Managing Director
                                   ----------------------------------------

                              425 Lexington Avenue
                              New York, New York 10017
                              Facsimile:  (212) 856-3558
                              Attention:  William Healy


                              CREDIT LYONNAIS NEW YORK BRANCH

                              By     /s/ Stephen C. Levi
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              1301 Avenue of the Americas
                              New York, New York 10019
                              Facsimile:  (212) 261-3318
                              Attention:  Stephen Levi


                              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                              BRANCHES

                              By     /s/ Jane A. Majeski
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              By     /s/ William E. Lambert
                                -------------------------------------------
                              Title     Assistant Vice President
                                   ----------------------------------------

                              75 Wall Street, 29th Floor
                              New York, New York 10005-2889
                              Facsimile:  (212) 429-2129
                              Attention:  Jane Majeski


                              FIRST BANK NATIONAL ASSOCIATION

                              By /s/ Robert W. Miller
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              First Bank Place
                              601 Second Avenue South
                              Minneapolis, Minnesota 55402
                              Facsimile:  (612) 973-0824
                              Attention:  Robert Miller, MPFP0905


                              THE FIRST NATIONAL BANK OF BOSTON

                              By     /s/ Robert F. Milordi
                                -------------------------------------------
                              Title Managing Director
                                   ----------------------------------------

                              100 Federal Street
                              Boston, Massachusetts 02110
                              Facsimile:  (617) 434-3401
                              Attention:  Rob Milordi

                              FLEET BANK, N.A.

                              By     /s/ Adam Bester
                                -------------------------------------------
                              Title     Senior Vice President
                                   ----------------------------------------

                              175 Water Street, 28th Floor
                              New York, New York 10038
                              Facsimile:  (212) 602-2663
                              Attention:  Adam Bester


                              ING CAPITAL ADVISORS, INC.

                              By     /s/ Michael D. Hatley
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              333 South Grand Avenue,
                              Suite 400
                              Los Angeles, California 90071
                              Facsimile:  (213) 626-6552
                              Attention:  Mike Hatley


                              KEYBANK NATIONAL ASSOCIATION

                              By     /s/ Michael Stark
                                -------------------------------------------
                              Title     Assistant Vice President
                                   ----------------------------------------

                              127 Public Square
                              OH-01-27-0602
                              Cleveland, Ohio 44114-1306
                              Facsimile:  (216) 689-4666
                              Attention:  Michael Stark


                              KEYPORT LIFE INSURANCE CO.

                              By     /s/ Daniel Yin
                                -------------------------------------------
                              Title     Assistant Vice President
                                   ----------------------------------------

                              1166 Avenue of the Americas
                              27th Floor
                              New York, New York 10036
                              Facsimile:  (212) 278-9619
                              Attention:  Gregory L. Smith


                              THE LONG-TERM CREDIT BANK
                              OF JAPAN, LTD., CHICAGO BRANCH

                              By     /s/ Brady S. Sadek
                                -------------------------------------------
                              Title  Vice President and Deputy General Manager
                                   ----------------------------------------

                              190 South La Salle Street, Suite 800
                              Chicago, Illinois 60603
                              Facsimile:  (312) 704-8505
                              Attention:  Brady S. Sadek and
                                          Tom Sterr

                              MEDICAL LIABILITY MUTUAL INSURANCE

                              By     /s/ Wayne Kahle
                                -------------------------------------------
                              Title     Vice President and Controller
                                   ----------------------------------------

                              1166 Avenue of the Americas
                              27th Floor
                              New York, New York 10036
                              Facsimile:  (212) 278-9619
                              Attention:  Gregory L. Smith


                              MELLON BANK, N.A.

                              By     /s/ Michael Hrycenko
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              One Mellon Bank Center, Room 4440
                              Pittsburgh, Pennsylvania 15258
                              Facsimile:  (412) 234-6375
                              Attention:  Michael Hrycenko


                              MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

                              By     /s/ Anthony R. Clemente
                                -------------------------------------------
                              Title     Authorized Signatory
                                   ----------------------------------------

                              800 Scudders Mill Road
                              Plainsboro, New Jersey 08536
                              Facsimile:  (609) 282-2756
                              Attention:  Anthony R. Clemente


                              MERRILL LYNCH PRIME RATE PORTFOLIO

                              BY MERRILL LYNCH ASSET MANAGEMENT, L.P., as
                              Investment Adviser

                              By     /s/ Anthony Clemente
                                -------------------------------------------
                              Title     Authorized Signatory
                                   ----------------------------------------

                              800 Scudders Mill Road
                              Plainsboro, New Jersey 08536
                              Facsimile:  (609) 282-2756
                              Attention:  Anthony R. Clemente


                              ML CBO IV (CAYMAN) LTD.

                              BY PROTECTIVE ASSET MANAGEMENT, L.L.C. as
                              Collateral Manager

                              By    /s/ James Dondero
                                -------------------------------------------
                              Title     President
                                   ----------------------------------------

                              13455 Noel Road
                              2 Galleria Tower, Suite 1150
                              Dallas, Texas 75240
                              Facsimile:  (972) 233-4343
                              Attention:  Mark Okada

                              MORGAN GUARANTY TRUST COMPANY

                              By     /s/ Jeffrey Hwang
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              60 Wall Street, 22nd Floor
                              New York, New York 10260-0060
                              Facsimile:  (212) 648-5018
                              Attention:  Sandra Kurek


                              NATIONSBANK OF TEXAS, N.A.

                              By     /s/ Roselyn Raid
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              901 Main Street, 64th Floor
                              Dallas, Texas 75202
                              Facsimile:  (214) 508-0988
                              Attention:  Roselyn Reid


                              OCTAGON CREDIT INVESTOR LOAN PORTFOLIO
                              (a unit of The Chase Manhattan Bank)

                              By     /s/ Andrew D. Gordon
                                -------------------------------------------
                              Title     Managing Director
                                   ----------------------------------------

                              380 Madison Avenue, 12th Floor
                              New York, New York 10017
                              Facsimile:  (212) 622-3797
                              Attention:  Andrew Gordon



                              PILGRIM AMERICA PRIME RATE TRUST

                              By     /s/ Thomas C. Hunt
                                -------------------------------------------
                              Title     Portfolie Analyst
                                   ----------------------------------------

                              40 North Central Avenue, Suite 1200
                              Phoenix, Arizona 85004-4424
                              Facsimile:  (602) 417-8327
                              Attention:  Thomas Hunt


                              PNC BANK, NATIONAL ASSOCIATION

                              By     /s/ Tom Partridge
                                -------------------------------------------
                              Title     Assistant Vice President
                                   ----------------------------------------

                              500 West Madison Street, Suite 3140
                              Chicago, Illinois 60661
                              Facsimile:  (312) 906-3420
                              Attention:  Jim De Vries

                              PRIME INCOME TRUST

                              By     /s/ Rafael Scolari
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              Dean Witter Intercapital
                              c/o Prime Income Trust
                              Two World Trade Center
                              New York, New York 10048
                              Facsimile:  (212) 392-5345
                              Attention:  Rafael Scolari


                              SENIOR DEBT PORTFOLIO BY BOSTON MANAGEMENT AND RESEARCH AS INVESTMENT ADVISER

                              By     /s/ Scott Page
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              24 Federal Street
                              6th Floor
                              Boston, Massachusetts 02110
                              Facsimile:  (617) 695-9594
                              Attention:  Scott Page


                              UNION BANK OF CALIFORNIA, N.A.

                              By     /s/ Christopher A. Wilson
                                -------------------------------------------
                              Title     Vice President
                                   ----------------------------------------

                              445 South Figueroa Street, 15th Floor
                              Los Angeles, California 90071
                              Facsimile:  (213) 236-5747
                              Attention:  Kevin Sampson


                              VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME
                              TRUST

                              By     /s/ Jeffrey W. Maillet
                                -------------------------------------------
                              Title     Senior Vice President and Director
                                   ----------------------------------------

                              One Parkview Plaza
                              Oakbrook Terrace, Illinois 60181
                              Facsimile:  (630) 684-6740
                              Attention:  Jeffrey Maillet

                                   SCHEDULE 1

                                     Lenders


Departing Lenders:       None

Continuing Lenders:      The Chase Manhattan Bank, Bank of America Illinois,
                         Banque Paribas, The First National Bank of Boston, The
                         Bank of New York, CIBC, The Bank of Nova Scotia, Morgan
                         Guaranty Trust, KeyBank National Association, Union
                         Bank of California, N.A., ABN AMRO Bank N.V., Caisse
                         Nationale De Credit Agricole, Credit Lyonnais, Mellon
                         Bank, N.A., Dresdner Bank AG, First Bank National
                         Association, NationsBank of Texas, N.A., Pilgrim
                         America Prime Rate Trust, Chancellor Senior Secured
                         Management, Prime Income Trust, Senior Debt Portfolio,
                         ING Capital Advisors, Inc., Merrill Lynch Senior
                         Floating Rate Fund, Inc., Merrill Lynch Prime Rate
                         Portfolio, ML CBO IV (Cayman) Ltd., Van Kampen American
                         Capital Prime Rate Income Trust, Octagon Credit
                         Investor Loan Portfolio

Additional Lenders:      Fleet Bank, N.A., The Long-Term Credit Bank of Japan
                         Ltd., PNC Bank, National Association